EXHIBIT 10.3

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF THE DATE HEREOF AMONG MILL CITY VENTURES III, LTD., A MINNESOTA CORPORATION (“SUBORDINATED CREDITOR”), (II) ORION PIP LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS ADMINISTRATIVE AGENT AND AS COLLATERAL AGENT (IN SUCH CAPACITIES, TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, THE “SENIOR AGENT”) AND (III) MUSTANG FUNDING, LLC, A DELAWARE LIMITED LIABILITY COMPANY (THE “COMPANY”) TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY PURSUANT TO THAT CERTAIN SENIOR SECURED CREDIT AND GUARANTY AGREEMENT DATED AS OF DECEMBER 28, 2022, BETWEEN THE COMPANY, THE GUARANTORS PARTY THERETO, THE LENDERS PARTY THERETO AND THE SENIOR AGENT, AS SUCH SENIOR SECURED CREDIT AND GUARANTY AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME (the “SENIOR CREDIT AGREEMENT”); AND EACH PARTY TO THIS AGREEMENT, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made and entered into as of January 24, 2025 by Mustang Funding, LLC, a Delaware limited liability company (“Debtor”), in favor Mill City Ventures III, Ltd., a Minnesota corporation (“Lender”).

A. Debtor is indebted to Lender pursuant to that certain Fourth Short-Term Loan Agreement between Debtor and Lender, and the related Fourth Short-Term Promissory Note (each dated September 29, 2023, and each as earlier amended on April 29, 2024, November 18, 2024, December 18, 2024, January 7, 2025, and January 21, 2025, as so amended, collectively, the “Fourth Short-Term Loan”).

B. Lender has requested to obtain Collateral to secure the Obligations, and Debtor now desires to pledge, grant, transfer, and assign to Lender a security interest in the Collateral (as hereinafter defined) to secure the Obligations (as hereinafter defined).

Therefore, for good and valuable consideration, Debtor hereby agrees for the benefit of Lender as follows:

ARTICLE I. SECURITY INTEREST

1.1 Grant of Security Interest. Debtor hereby grants a security interest in and collaterally assigns the Collateral (defined below) to Lender to secure all Obligations (defined below) to Lender. The intent of the parties hereto is that the Collateral secures all Obligations to Lender, whether or not such Obligations exist under this Agreement or any other agreements, whether now or hereafter existing, between the Debtor and Lender, and relating to the Fourth Short-Term Loan (together and individually, and including any subsequent amendments thereto, the “Loan Documents”).

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1.2 “Collateral” means all personal property of Debtor whether now owned or existing or hereafter acquired by Debtor, wherever located (which includes all documents, general intangibles, additions and accessions, replacements, returned or repossessed goods, and books and records relating to the following; and all proceeds and products of the following) including, without limitation, the following:

All equipment (“Equipment”), fixtures, and inventory (“Inventory”) (including all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials or supplies used or consumed in Debtor’s business), including all spare and repair parts, special tools, equipment and replacements for any of the foregoing, and any software embedded therein or related thereto;

All accounts (“Accounts”), contract rights, documents, chattel paper (including electronic chattel paper), instruments, and general intangibles (including rights to payment from state or federal government assistance programs), all returned or repossessed goods the sale of which gave rise to any of the foregoing;

All financial assets, investment property, securities (whether certificated or uncertificated, and including investment company securities), security entitlements, securities accounts, commodity contracts, and commodity accounts, including all substitutions and additions thereto, and all dividends, distributions and sums distributable or payable from, upon or in respect of such property;

All motor vehicles, trailers, buses, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Debtors or elsewhere;

All commercial tort claims;

All deposit accounts;

All letter-of-credit rights;

All supporting obligations that support the payment or performance of any of the foregoing; and

All additions and accessions to, all proceeds, products, offspring and profits of, and all rights and privileges incident to, any of the foregoing.

The terms set forth in this Agreement (including the specific items of collateral listed above) shall have the meanings set forth in the Uniform Commercial Code as adopted in the State of Delaware, unless otherwise defined herein.

1.3 “Certain Limited Exclusions”. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and Debtor shall not be deemed to have granted a security interest in, nor shall the security interest granted under Section 1.2 hereof attach to:

(a) prior to termination and repayment in full of all obligations under the Senior Credit Agreement and the termination of the Subordination Agreement, any property, assets or other interests of the Debtor that has not also been subject to a security interest granted to the Senior Agent or that is otherwise subject to the lien in favor of the Senior Agent;

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(b) any lease, intellectual property, general intangible, license, contract, property right, asset or agreement to which Debtor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of Debtor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, or require the consent of any third party under (provided that Debtor shall use commercially reasonable efforts to obtain such consent), any such lease, intellectual property, general intangibles, license, contract, property right, asset or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity); provided that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, intellectual property, general intangible, license, contract, property rights or agreement that does not result in any of the consequences specified in clauses (i) or (ii) above;

(c) any intent-to-use United States trademark application for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or, if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a), or examined and accepted, respectively, by the United States Patent and Trademark Office, in each case, only to the extent the grant of security interest in such intent-to-use Trademark is in violation of 15 U.S.C. § 1060 and only unless and until a “Statement of Use” or “Amendment to Allege Use” is filed, has been deemed in conformance with 15 U.S.C. §1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office at which point such Trademarks shall automatically be included as Collateral; and

(d) any general or limited partnership interests in a general or limited partnership or membership interests in a limited liability company to the extent not permitted under the applicable organizational instrument pursuant to which such partnership or limited liability company is formed; provided that (x) such prohibition was not created in contemplation of this exclusion and (y) the Debtor shall, following the written request of Lender, use commercially reasonable efforts to obtain a waiver, amendment or other modification of such organizational instrument necessary to allow for the granting of a Lien on such general or limited partnership interests, as the case may be, by Debtor hereunder.

1.4 “Obligations” means each and all of Debtor’s Obligations (as defined in the Fourth Short-Term Loan ) to Lender under the Fourth Short-Term Loan, this Agreement and any other Loan Document entered into from time to time between Lender and Debtor, in each case, whether now or hereafter existing or incurred, whether liquidated or unliquidated, whether absolute or contingent, and including principal, interest, fees, expenses and charges relating to any of the foregoing.

ARTICLE II. WARRANTIES AND COVENANTS

In addition to all other warranties and covenants of Debtor under the Loan Documents which are expressly incorporated herein as part of this Agreement and while any part of the credit granted to Debtor under the Loan Documents is available or any Obligations to Lender are unpaid or outstanding, Debtor continuously warrants and agrees as follows:

2.1 Debtor’s Name, Organization. Debtor will not do business under another name nor use any trade name without giving at least ten (10) days prior written notice to Lender. The address appearing in Schedule A below is Debtor’s principal place of business; and as of the date hereof, all tangible Collateral is located at that address or the other addresses listed Schedule A except to the extent that Debtor has provided prior written notice to Lender of any change of address.

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2.2 Status of Collateral. Except for items of insignificant or immaterial value or as otherwise reflected in writing by Debtor to Lender, (i) Collateral constituting inventory, equipment and fixtures is in good condition, not obsolete and is either currently saleable or usable; and (ii) Collateral constituting accounts, contract rights, notes, chattel paper and other third-party obligations to pay is fully enforceable in accordance with its terms and not subject to return, dispute, setoff, credit allowance or adjustment except for discounts for prompt payment. Unless Debtor provides Lender with written notice to the contrary, Debtor has no notice or knowledge of anything that would impair the ability of any third-party obligor to pay any debt to Debtor when due.

2.3 Ownership; Maintenance of Collateral; Restrictions on Liens and Dispositions. Debtor owns the Collateral free of all liens, claims, other encumbrances and security interests except in favor of Senior Agent, as permitted under the Senior Credit Agreement or as permitted in writing by Lender or Senior Agent from time to time. Debtor will: (i) maintain the Collateral in good condition and repair (reasonable wear and tear excepted) or replace any Collateral that Debtor reasonably determines is necessary for the operation of Debtor’s business, and not permit the value of such Collateral to be materially impaired (reasonable wear and tear excepted); (ii) [reserved]; (iii) keep the Collateral free from all liens and security interests (other than liens, security interests and encumbrances, in favor of Senior Agent and any other liens permitted under the Senior Credit Agreement, each a “Permitted Senior Creditor Lien”), executions, attachments, claims, encumbrances and security interests other than Lender’s security interest (and the security interest of the Senior Agent or one or more other senior creditors pursuant a written subordination and/or intercreditor agreement binding upon Lender, each a “Permitted Senior Lender”), in each case, excluding any purchase money security interests for furniture, fixtures and equipment to be used in the ordinary course of business (each a “Permitted PMSI” and together with the Permitted Senior Creditor Liens, each a “Permitted Lien”); (iv) defend the Collateral against all claims and legal proceedings by persons other than Lender, Senior Agent or a Permitted Senior Lender and any other holder of a Permitted Lien; (v) pay and discharge when due all material taxes, levies and other charges or fees upon the Collateral except for payment of taxes contested by Debtor in good faith by appropriate proceedings so long as no levy or lien has been imposed upon the Collateral; (vi) not lease, sell or transfer the Collateral to the extent such sale, lease or transfer is prohibited under the Senior Credit Agreement; (vii) not permit the Collateral, without the consent of Lender or the Senior Agent, to become a fixture or an accession to other goods; (viii) not permit the Collateral to be used in violation of any applicable law, regulation or policy of insurance, in each case, to the extent such violation could reasonably be expected to result in a Material Adverse Effect; and, (ix) as to the Collateral consisting of instruments and chattel paper, preserve Lender’s rights in it against all other parties, subject in each case, to the rights, interests and priority of the Senior Agent and the other lenders party to the Senior Credit Agreement from time to time.

2.4 Maintenance of Security Interest; Purchase Money Security Interests. Debtor shall take any action reasonably requested by Lender to preserve the Collateral and to establish the value of, the priority of, to perfect, to continue the perfection of or to enforce Lender’s interest in the Collateral and Lender’s rights under this Agreement; and shall pay all costs and expenses related thereto; provided that the parties hereto acknowledge and agree that if the Senior Credit Agreement does not prohibit the sale, lease, transfer or disposition of any Collateral, Debtor shall be permitted to sell, lease, transfer or dispose of such Collateral hereunder. Debtor and Lender intend to maintain the full effect of any purchase money security interest granted in favor of Lender notwithstanding the fact that the Collateral so purchased is also pledged as security for other Obligations under the Loan Documents.

2.5 Security Interest in Commercial Tort Claims. If a commercial tort claim reasonably expected to be in excess of $250,000 ever arises that is intended to compensate Debtor for loss of property that is Collateral or that is intended to compensate Debtor for loss of operating revenues, Debtor shall notify Lender of such claim, provide all documents pertinent to such claim, and grant Lender a security interest in such claim subject to any restrictions or limitations in favor of the Senior Agent.

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2.6 Collateral Inspections; Modifications and Changes in Collateral. At reasonable times and at reasonable intervals, and in no event more than once a calendar year unless an Event of Default has occurred and is continuing, Lender may examine the Collateral and Debtor’s records pertaining to it, wherever located, and make copies of such records at Debtor’s expense; and Debtor shall assist Lender in so doing. Without Lender’s prior written consent, Debtor shall not materially alter, modify, discount, extend, renew or cancel any Collateral, except for discounts, modifications, extensions, renewals or cancellations granted in Debtors’ ordinary course of business. Debtor shall promptly notify Lender in writing of any material change in the condition of the Collateral and of any change in location of a material portion of the Collateral, in each case, to the extent Debtor is also required to notify Senior Agent. Upon and during the continuance of any Event of Default, or if otherwise reasonably requested by Lender, Debtor shall reimburse Lender for the reasonable and customary out-of-pocket costs of Lender’s onsite inspections; provided that if no Event of Default has occurred and is continuing at the time of such inspection, then Debtor shall not be required to pay for on-site inspections.

2.7 Collateral Records, Reports and Statements. Debtor shall keep accurate and complete records respecting the Collateral. At such times as Lender may reasonably require, Debtor shall furnish to Lender any records/information Lender might reasonably request.

2.8 Chattel Paper, Instruments, Etc. Subject in all respects to the terms of the Subordination Agreement, the rights and interests of the Senior Agent and the other lenders from time to time party to the Senior Credit Agreement and the terms of any other written subordination or intercreditor agreement binding upon Lender and Debtor, (a) all chattel paper, instruments, drafts, notes, acceptances, and other documents that constitute Collateral shall be on forms that are reasonably satisfactory to Lender; and (b) if permitted, Debtor shall promptly mark chattel paper to indicate conspicuously Lender’s security interest therein, shall not deliver any chattel paper or negotiable instruments to any other entity and, upon request, shall deliver all original chattel paper, instruments, drafts, notes, acceptances and other documents which constitute Collateral to Lender.

2.9 Insurance. Debtors will maintain insurance as required under the Senior Credit Agreement; and subject to the rights and interests of the Senior Agent and the other lenders from time to time party to the Senior Credit Agreement and the terms of any other written subordination or intercreditor agreement binding upon Lender and Debtor, will designate Lender as loss payee with a “Lender’s Loss Payable” endorsement on any casualty policies and take such other action as Lender may reasonably request to ensure that Lender will receive the insurance proceeds of the Collateral. Subject in all respects to the terms of the Subordination Agreement, the rights and interests of the Senior Agent and the other lenders from time to time party to the Senior Credit Agreement and the terms of any other written subordination or intercreditor agreement binding upon Lender and Debtor: Debtor assigns all insurance proceeds to and irrevocably directs, while any Obligations remain unpaid, any insurer to pay to Lender the proceeds of all such insurance and any premium refund; authorizes Lender to endorse Debtor’s name to effect the same, to make, adjust or settle, in Debtor’s names, any claim on any insurance policy relating to the Collateral; and, at the option of Lender, authorizes Lender to apply such proceeds and refunds to the Obligations or to restoration of the Collateral, returning any excess to Debtor, subject to the terms of the Subordination Agreement.

2.10 Authorization of Filing. Debtor hereby authorizes Lender to file all financing statements describing the Collateral, and all amendments thereto, in any offices as Lender, in its sole discretion, may determine.

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ARTICLE III. COLLECTIONS

3.1 Deposit with Lender. Subject in all respects to the terms of the Subordination Agreement, the rights and interests of the Senior Agent and the other lenders from time to time party to the Senior Credit Agreement and the terms of any other written subordination or intercreditor agreement binding upon Lender and Debtor, (i) at any time during the continuance of an Event of Default, the Lender may require that all proceeds of Collateral received by Debtor shall be held by Debtor upon an express trust for Lender, shall not be commingled with any other funds or property of Debtor and shall be turned over to Lender in precisely the form received (but endorsed by Debtor, if necessary for collection) not later than the business day following the day of their receipt and (ii) during the continuance of an Event of Default, all proceeds of Collateral received by Lender directly or from Debtor shall be applied against the Obligations in such order and at such times as Lender shall determine in accordance with the terms of the Fourth Short-Term Loan.

ARTICLE IV. RIGHTS AND DUTIES OF LENDER

In addition to all other rights (including setoff) and duties of Lender under the Loan Documents that are expressly incorporated herein as a part of this Agreement, and subject in all respects to the terms of the Subordination Agreement, the rights and interests of the Senior Agent and the other lenders from time to time party to the Senior Credit Agreement and the terms of any other written subordination or intercreditor agreement binding upon Lender and Debtor, the following provisions shall also apply:

4.1 Authority to Perform for Debtor. Subject to the terms of the Subordination Agreement, Debtor presently appoints any officer of Lender as Debtors’ attorney-in-fact (coupled with an interest and irrevocable while any Obligations remain unpaid) to do any of the following upon and during the continuation of a an Event of Default by Debtor hereunder (subject to any notice requirements or grace/cure periods under this or other agreements between Debtor and Lender): (i) to endorse or place the name of Debtor on any invoice or document of title relating to accounts, drafts against customers, notices to customers, notes, acceptances, assignments of government contracts, instruments, financing statements, checks, drafts, money orders, insurance claims or payments or other documents evidencing payment or a security interest relating to the Collateral; (ii) to receive, open and dispose of all mail addressed to Debtor and to notify the Post Office authorities to change the address for delivery of mail addressed to Debtor to an address designated by Lender; (iii) to do all such other acts and things necessary to carry out Debtor’s duties under this Agreement and the other Loan Documents; and (iv) to perfect, protect and/or realize upon Lender’s interest in the Collateral. If the Collateral includes funds or property in depository accounts, Debtor authorizes each of its depository institutions to remit to Lender, without liability to Debtor, all of Debtor’s funds on deposit with such institution upon written direction by Lender after Event of Default and during the continuance of an Event of Default by Debtor hereunder, subject to the terms of the Subordination Agreement. All acts by Lender are hereby ratified and approved, in each case, except arising out of Lender’s gross negligence, willful misconduct or bad faith, and Lender shall not be liable for any acts of commission or omission, nor for any efforts of judgment or mistakes of fact or law, in each case, except for any liabilities arising out of gross negligence, willful misconduct or bad faith of Lender.

4.2 Verification and Notification; Lender’s Rights. Lender may verify Collateral in any commercially reasonable manner, and Debtor shall assist Lender in so doing. Subject to the terms of the Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, Lender may at any time and Debtor shall, upon request of the Lender, notify the account debtors to make payment directly to Lender; and Lender may enforce collection of, sell, settle, compromise, extend or renew the indebtedness of such account debtors; all without notice to or the consent the Debtor. Until account debtors are so notified, Debtor, as the agent of Lender, shall make collections on the Collateral subject to the terms of the Subordination Agreement. Lender may at any time notify any bailee possessing Collateral of Lender’s security interest and, upon the occurrence and during the continuance of an Event of Default hereunder, direct such bailee to turn over the Collateral to Lender subject to the terms of the Subordination Agreement.

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4.3 Collateral Preservation. Lender shall use reasonable care in the custody and preservation of any Collateral in its physical possession but in determining such standard of reasonable care, Debtor expressly acknowledges that Lender has no duty to: (i) insure the Collateral against hazards; (ii) protect it from seizure, theft or conversion by third parties, third parties’ claims or acts of God; (iii) give to Debtor any notices received by Lender regarding the Collateral; (iv) perfect or continue perfection of any security interest in favor of Debtor, (v) perform any services, complete any work-in-process or take any other action in connection with the management or maintenance of the Collateral; or (vi) sue or otherwise effect collection upon any accounts even if Lender shall have made a demand for payment upon individual account debtors. Notwithstanding any failure by Lender to use reasonable care in preserving the Collateral, Debtors agrees that Lender shall not be liable for consequential or special damages arising therefrom.

ARTICLE V. DEFAULTS AND REMEDIES

Subject in all respects to the terms of the Subordination Agreement, the rights and interests of the Senior Agent and the other lenders from time to time party to the Senior Credit Agreement and the terms of any other written subordination or intercreditor agreement binding upon Lender and Debtor, Lender may enforce its rights and remedies under this Agreement during the continuation of an Event of Default.

5.1 Cumulative Remedies; Notice; Waiver. In addition to the remedies for an Event of Default set forth in the Loan Documents, Lender upon the continuance of an Event of Default shall have all other rights and remedies provided by the Uniform Commercial Code, as well as any other applicable law and this Agreement. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies that the Lender would otherwise have. With respect to such rights and remedies, subject to the terms of the Subordination Agreement:

(a) Assembling Collateral; Storage; Use of the Debtors Names/Other Property. Lender may require Debtor to assemble the Collateral and to make it available to Lender at any convenient place designated by Lender. Debtor recognizes that Lender will not have an adequate remedy in law if this obligation is breached and accordingly, Debtor’s obligation to assemble the Collateral shall be specifically enforceable. Lender shall have the right to take immediate possession of said Collateral and Debtor irrevocably authorizes Lender to enter any of the premises wherever said Collateral shall be located, and to store, repair, maintain, assemble, manufacture, advertise and sell, lease or dispose of (by public sale or otherwise) the same on said premises until sold, all without charge or rent to Lender. Lender is hereby granted an irrevocable license to use, without charge, Debtor’s equipment, inventory, labels, patents, copyrights, franchises, names, trade secrets, trade names, trademarks and advertising matter and any property of a similar nature; and Debtor’s rights under all licenses and franchise agreements shall inure to Lender’s benefit.

(b) Notice of Disposition. Written notice, when required by law, sent to the address of Debtor in this Agreement, at least thirty (30) calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice. Notification to account debtors by Lender shall not be deemed a disposition of the Collateral.

(c) Possession of Collateral/Commercial Reasonableness. Lender shall not, at any time, be obligated to either take or retain possession or control of the Collateral. With respect to Collateral in the possession or control of Lender, Debtor and Lender agree that as a standard for determining commercial reasonableness, Lender need not liquidate, collect, sell or otherwise dispose of any of the Collateral the disposition of which Lender believes, in good faith, would not be commercially reasonable, would subject Lender to third-party claims or liability, or that other potential purchasers could be attracted or that a better price could be obtained if Lender held the Collateral for up to one year; and Lender shall not then be deemed to have retained the Collateral in satisfaction of the Obligations. Furthermore, Lender may sell the Collateral on credit (and reduce the Obligations only when payment is received from the buyer), at wholesale and/or with or without an agent or broker, and Lender need not complete, process or repair the Collateral prior to disposition.

(d) Waiver by Lender. Lender may permit Debtor to attempt to remedy any Event of Default without waiving its rights and remedies hereunder, and Lender may waive any default without waiving any other subsequent or prior default by Debtor. Furthermore, delay on the part of Lender in exercising any right, power or privilege hereunder or at law shall not operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude other exercise thereof or the exercise of any other right, power or privilege. No waiver or suspension shall be deemed to have occurred unless Lender has expressly agreed in writing specifying such waiver or suspension.

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(e) Deficiency. In the event that the proceeds of any sale, collection or realization of or upon the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, then Debtor shall be liable for the deficiency, together with interest thereon as provided in the governing Loan Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the fees and expenses of any attorneys employed by Lender to collect such deficiency.

ARTICLE VI. MISCELLANEOUS

All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Agreement, are hereby expressly incorporated by reference.

Notices to Debtor or to Lender shall be given as provided in the Loan Documents.

Debtor shall (a) reimburse Lender and save Lender harmless against liability for the payment of all reasonable and customary out-of-pocket expenses arising in connection with enforcement of, or the preservation or exercise of any rights (including the right to collect and dispose of the Collateral) under, this Agreement or any of the other Loan Documents, including without limitation the fees and expenses of counsel to Lender arising in such connection; and (b) pay, and hold Lender harmless from and against, any and all present and future stamp taxes or similar document taxes or recording taxes and any and all charges with respect to or resulting from any delay in paying, or failure to pay, such taxes.

Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

This Agreement contains the entire agreement of the parties hereto with respect to the matters contemplated herein, supersedes all prior oral and written agreements with respect to such matters, and may not be modified, deleted or amended except by written instrument executed by the parties. All terms of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns; provided, however, that Debtor shall not have the right to assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

This Agreement shall terminate upon the payment and performance in full of all Obligations (excluding any inchoate indemnification obligations).

This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Minnesota (excluding the choice of law rules thereof); provided however, that the Dispute Resolution rules pursuant to Section 9(m) of the Fourth Short-Term Loan shall control. Lender and Debtor hereby acknowledge that each party participated in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than against the other.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Security Agreement as of the date first written above.

MUSTANG FUNDING, LLC

/s/ James K. Beltz
By:	James K. Beltz
Its:	President

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